                                                                       Exhibit C



    SUPPORT AGREEMENT, dated as of July 16, 2000 among General Electric Company, a New York corporation ("Parent"), and each other person set forth on the signature pages hereof (the "Stockholders"). Capitalized terms used but not separately defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

    WHEREAS, the Boards of Directors of each of Acquisition and the Company have approved an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for the merger of a wholly owned subsidiary of Parent with the Company; and

    WHEREAS, in order to induce Parent to execute and deliver the Merger Agreement, Parent has required that the Stockholders, and each Stockholder has agreed, to enter into this Agreement with respect to shares of common stock, par value $0.25 per share, of the Company (the "Common Stock") that each Stockholder beneficially owns and shares of Common Stock that each Stockholder may hereafter acquire (collectively, the "Shares").

    NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

    Section 1. TENDER. Each Stockholder shall validly tender all of its outstanding Shares into the Offer promptly after the commencement of the Offer (and tender against such Shares from time to time in the event it withdraws such Shares).

    Section 2. VOTING AGREEMENT. (a) Each Stockholder hereby irrevocably and unconditionally agrees to vote all Shares that each Stockholder is entitled to vote, at the time of any vote to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company, in favor of the approval and adoption of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

        (b) Each Stockholder hereby agrees that it will not vote any Shares in favor of the approval of any (i) Alternative Transaction, (ii) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company, other than as contemplated by the Merger Agreement, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or
    (iv) other matter relating to, or in connection with, any of the foregoing matters.

        (c) Each Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Parent and each of its designees as the Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in the Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 2(a)-(b) above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Shares. The proxy granted by each Stockholder pursuant to this Section 2 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

    Section 3. STOCKHOLDER REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants to Parent that:

        (a) The execution, delivery and performance of this Agreement by Stockholder and the consummation by it of the transactions contemplated hereby are within the power and authority of Stockholder. This Agreement constitutes the legal, valid and binding obligation of Stockholder, enforceable against the Stockholder in accordance with its terms. If the Stockholder is married and the Shares set forth on the signature page hereto opposite such Stockholder's name constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder's spouse.

        (b) The execution and delivery of this Agreement by Stockholder do not and the consummation by Stockholder of the transactions contemplated hereby will not, (i) result (with the giving of notice or the lapse of time or both) in any violation of judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder, (ii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any asset of Stockholder, other than, in respect of each of clauses (i), (ii) and (iii), any such items as would not, individually or in the aggregate, prevent or materially impair the ability of Stockholder to consummate the transactions contemplated by this Agreement.

        (c) Stockholder is the beneficial owner of the Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares). None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

        (d)  Except for the Shares, Stockholder does not beneficially own any
    (i) shares of capital stock or voting securities of the Company,
    (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

        (e) No person is entitled to any brokerage or finder's, financial advisor's or other similar fee or commission from Parent or the Company in connection with the transactions contemplated by this Agreement and as a result of any action taken by or on behalf of Stockholder.

    Section 4. PARENT REPRESENTATIONS AND WARRANTIES. Parent represents and warrants to each Stockholder:

        (a) The execution, delivery and performance of this Agreement by Parent and the consummation by it of the transactions contemplated hereby are within the requisite corporate power and authority of Parent and have been duly authorized by all necessary corporate and stockholder action on the part of Parent. This Agreement has been duly executed by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against each of Parent in accordance with its terms.

    Section 5. STOCKHOLDER COVENANTS. Each Stockholder hereby covenants and agrees that:

        (a) Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Parent, directly or indirectly,
    (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any shares of Common Stock during the term of this Agreement; PROVIDED, however, that Stockholder may sell such number of Shares as may be necessary to satisfy tax liabilities of such Stockholder. Stockholder shall not seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding and agrees to notify Parent promptly, and to provide all details requested by Parent, if Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

        (b) From the date hereof until the termination hereof, Stockholder, in its capacity as a Stockholder, will not, and will authorize or knowingly permit any investment bankers, attorneys, accountants, consultants and other agents or advisors ("Representatives") of Stockholder not to, directly or indirectly, (i) take any action to solicit, initiate or facilitate or encourage the submission of any Acquisition Proposal, or (ii) engage in any negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any Acquisition Proposal; PROVIDED, that notwithstanding any other provision of this Agreement, Stockholder may take any action in its capacity as an officer or director of the Company that would be permitted to be taken in accordance with the terms and conditions of the Merger Agreement.

        (c) Stockholder will notify Parent promptly (but in no event later than 24 hours) if any person shall make a proposal or inquiry, or contact the Stockholder, relating to the acquisition of beneficial ownership of such Stockholder's Shares. The notice shall state the identity of the person and the material terms and conditions of such proposal, inquiry or contact. Stockholder shall keep Parent reasonably apprised of any material development with respect to such proposal. Stockholder shall, and shall cause its Representatives to, cease immediately and cause to be terminated all existing discussions or negotiations, if any, with any persons conducted heretofore with respect to, or that could reasonably expected to lead to, any Acquisition Proposal.

    Section 6.  MISCELLANEOUS.

    (a) FURTHER ASSURANCES. Parent and each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

    (b) AMENDMENTS; TERMINATION. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

    (c) EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

    (d) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent may transfer or assign its rights and obligations to any Affiliate of Parent.

    (e) GOVERNING LAW. This Agreement shall construed in accordance with and governed by the laws of the State of Delaware. Section 8.8 of the Merger Agreement is hereby incorporated herein by reference.

    (f) COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

    (g) SEVERABILITY. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    (h) SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                       GENERAL ELECTRIC COMPANY

                                                       By:  /s/ JOHN KRENICKI, JR.
                                                            -----------------------------------------
                                                            Name: John Krenicki, Jr.
                                                            Title:  President & CEO--GE Transportation
                                                            Systems

STOCKHOLDER                                              NO. OF SHARES       NO. OF OPTIONS
-----------                                              -------------       --------------

/s/ ROBERT E. HARMON                                        426,628              10,500
-------------------------------------------------
Name: Robert E. Harmon

/s/ BRUCE M. FLOHR                                           11,540               4,500
-------------------------------------------------
Name: Bruce M. Flohr

/s/ EMANUEL CLEAVER, II                                         -0-               1,500
-------------------------------------------------
Name: Emanuel Cleaver, II

/s/ RODNEY L. GRAY                                           21,040               7,500
-------------------------------------------------
Name: Rodney L. Gray

/s/ HERBERT M. KOHN                                          33,190               7,500
-------------------------------------------------
Name: Herbert M. Kohn

/s/ GERALD E. MYERS                                          44,216               7,500
-------------------------------------------------
Name: Gerald E. Myers

/s/ DOUGLASS WM. LIST                                         2,840               7,500
-------------------------------------------------
Name: Douglass Wm. List

/s/ JOHN A. SPRAGUE                                             540               4,500
-------------------------------------------------
Name: John A. Sprague

/s/ JUDITH C. WHITTAKER                                       3,540               7,500
-------------------------------------------------
Name: Judith C. Whittaker

/s/ BJORN E. OLSSON                                          77,454              26,250
-------------------------------------------------
Name: Bjorn E. Olsson

/s/ RAYMOND A. ROSEWALL                                      30,000              21,000
-------------------------------------------------
Name: Raymond A. Rosewall

/s/ LLOYD T. KAISER                                          30,322              26,250
-------------------------------------------------
Name: Lloyd T. Kaiser

/s/ WILLIAM P. MARBERG                                          728              40,500
-------------------------------------------------
Name: William P. Marberg

STOCKHOLDER                                              NO. OF SHARES       NO. OF OPTIONS
-----------                                              -------------       --------------
/s/ STEPHEN L. SCHMITZ                                       17,400              26,250
-------------------------------------------------
Name: Stephen L. Schmitz

/s/ ROBERT F. ANDERSON                                          400               6,750
-------------------------------------------------
Name: Robert F. Anderson

/s/ RONALD G. BRESHEARS                                      10,387              26,250
-------------------------------------------------
Name: Ronald G. Breshears

/s/ ROBERT L. DANLEY                                          1,900               9,750
-------------------------------------------------
Name: Robert L. Danley

/s/ ROBERT E. HEGGESTAD                                      26,685              26,250
-------------------------------------------------
Name: Robert E. Heggestad

/s/ J. RANDALL JOHN                                          10,995              26,250
-------------------------------------------------
Name: J. Randall John

/s/ JOHN W. JOHNSON                                          10,050              26,250
-------------------------------------------------
Name: John W. Johnson

/s/ GERALD S. MCKENNA                                           -0-               9,750
-------------------------------------------------
Name: Gerald S. McKenna

/s/ WILLIAM J. SCHEERER                                       9,500              48,750
-------------------------------------------------
Name: William J. Scheerer

/s/ RUSSELL E. TAYLOR                                           -0-               9,750
-------------------------------------------------
Name: Russell E. Taylor

/s/ JEFFREY J. UTTERBACK                                        -0-              26,250
-------------------------------------------------
Name: Jeffrey J. Utterback

/s/ SILVANO BRANDI                                              -0-              11,500
-------------------------------------------------
Name: Silvano Brandi

/s/ DENNIS P. CROWLEY                                       172,096                 -0-
-------------------------------------------------
Name: Dennis P. Crowley

/s/ JOSEPH P. NOFFSINGER                                        -0-              21,500
-------------------------------------------------
Name: Joseph P. Noffsinger

/s/ KAREN A. ARNOLD                                             -0-               7,500
-------------------------------------------------
Name: Karen A. Arnold

/s/ ALICE DIANE MCCLURE                                     275,099                 -0-
-------------------------------------------------
Name: Alice Diane McClure

/s/ ROBERT C. HARMON                                        117,075                 -0-
-------------------------------------------------
Name: Robert C. Harmon